INVESTMENT POLICIES AND RESTRICTIONS

    The investment objective and certain fundamental investment policies of each Fund are described in the Funds' prospectus. The investment objective of each Fund may be changed by the Trustees without the approval of the shareholders of the Fund. However, each Fund is also subject to certain restrictions upon its investments. These restrictions may not be changed without the approval of the holders of a majority of the outstanding voting shares of the Funds affected by the change.

    GROWTH FUND AND BALANCED FUND ONLY:

    (1) The Fund will not make any investment inconsistent with the Fund's classification as a diversified company under the 1940 Act. This restriction does not apply to any Fund classified as a non-diversified company under the 1940 Act;

     (2) The Fund may not lend any security or make any other loan, except through (a) the purchase of debt obligations in accordance with the Fund's investment objective or objectives and policies; (b) repurchase agreements with banks, brokers, dealers, and other financial institutions; and (c) loans of securities as permitted by applicable law;

    (3) The Fund may not borrow money, except that, for temporary purposes: (a) the Fund may borrow from banks (as defined in the 1940 Act) or through reverse repurchase agreements in amounts up to 33 1/3% of its total assets (including the amount borrowed), taken at market value at the time of borrowing; (b) the Fund may, to the extent permitted by applicable law, borrow up to an additional 5% of its total assets (including the amount borrowed), taken at market value at the time of the borrowing; and (c) the Fund may obtain such short-term credits as may be necessary for clearance of purchases and sales of portfolio securities;

    (4) The Fund may not underwrite securities of other issuers except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933 in selling portfolio securities;

    (5) The Fund may not purchase real estate or any interest therein, except through the purchase of corporate or certain government securities (including securities secured by a mortgage or a leasehold interest or other interest in real estate). A security issued by a real estate or mortgage investment trust is not treated as an interest in real estate.

    (6) The Fund may not purchase or sell commodities or commodity contracts, except that a Fund may (a) enter into futures, options and options on futures,
(b) forward contracts and (c) other financial transactions not requiring the delivery of physical commodities;

    (7) The Fund will not invest 25% or more of its total assets (taken at market value at the time of each investment) in the securities of issuers primarily engaged in the same industry (excluding the U.S. Government or any of its agencies or instrumentalities);

    (8) The Fund will not issue senior securities except to the extent the activities permitted by its fundamental investment restrictions on borrowing and lending may be deemed to give rise to a senior security.

    The preceding investment restrictions have been adopted by Growth Fund and Balanced Fund and may not be changed as to a Fund without the consent of the shareowners holding a majority of the Fund's shares. A majority of the shares, as used in this Statement of Additional Information, means the vote of (i) 67% or more of the shares present and entitled to vote at a meeting, if the owners of more than 50% of the shares are present or represented by proxy, or (ii) more than 50% of the shares, whichever is less.

    Each of Growth Fund and Balanced Fund has also adopted the following investment restrictions which, while there is no present intention to do so, may be changed without approval of the shareowners. Under these restrictions each Fund may not:

    (a) Invest more than 15% of its net assets (taken at market value at the time of each purchase) in illiquid securities, including repurchase agreements maturing in more than seven days;

    (b) Invest more than 25% of the market value of its total assets (at the time of the investment) in foreign securities which are not publicly traded in the United States;

    (c) Mortgage, pledge or hypothecate in excess of 10% of its net assets (taken at market value); or

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    (d) Invest in investment companies, except in accordance with the restrictions imposed by the 1940 Act.

    If a percentage restriction is not violated at the time of investment or borrowing, a change in the value of the Fund's net assets or in the outstanding securities of an issuer will not result in a violation of the restriction.

    INTERIM FUND AND MUNICIPAL BOND FUND ONLY:

    (1) The Fund will not make any investment inconsistent with the Fund's classification as a diversified company under the 1940 Act. This restriction does not apply to any Fund classified as a non-diversified company under the 1940 Act;

    (2) The Fund may not borrow money, except that, for temporary purposes,: (a) the Fund may borrow from banks (as defined in the 1940 Act) or through reverse repurchase agreements in amounts up to 33 1/3% of its total assets (including the amount borrowed), taken at market value at the time of borrowing; (b) the Fund may, to the extent permitted by applicable law, borrow up to an additional 5% of its total assets (including the amount borrowed), taken at market value at the time of the borrowing; and (c) the Fund may obtain such short-term credits as may be necessary for clearance of purchases and sales of portfolio securities;

    (3) The Fund may not lend any security or make any other loan, except through (a) the purchase of debt obligations in accordance with the Fund's investment objective or objectives and policies; (b) repurchase agreements with banks, brokers, dealers, and other financial institutions; and (c) loans of securities as permitted by applicable law;

    (4) The Fund may not underwrite securities of other issuers except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933 in selling portfolio securities;

    (5) The Fund will not purchase real estate or any interest therein, except through the purchase of corporate or certain government securities (including securities secured by a mortgage or a leasehold interest or other interest in real estate). A security issued by a real estate or mortgage investment trust is not treated as an interest in real estate;

    (6) The Fund may not purchase or sell commodities or commodity contracts, except that a Fund may (a) enter into futures, options and options on futures,
(b) forward contracts and (c) other financial transactions not requiring the delivery of physical commodities;

    (7) The Fund will not invest 25% or more of its total assets (taken at market value at the time of each investment) in the securities of issuers primarily engaged in the same industry (excluding the U.S. Government or any of its agencies or instrumentalities);

    [For Municipal Bond Fund only] The Municipal Bond Fund may not invest in securities other than municipal securities, except that it may make temporary investments (up to 20% of its total assets under normal circumstances) in certain short-term taxable securities issued by or on behalf of municipal or corporate issuers, obligations of the United States Government and its agencies or instrumentalities, commercial paper, bank certificates of deposit, and any such items subject to short-term repurchase agreements;

    (8) The Fund will not issue senior securities except to the extent the activities permitted by its fundamental investment restrictions on borrowing and lending may be deemed to give rise to a senior security.

    For purposes of restriction number 7 above, Interim Fund and Municipal Bond Fund may invest 25% or more of the value of its total assets in money market instruments, including certificates of deposit, commercial paper, treasury bills or banker's acceptances of U.S. commercial banks when higher than normal redemptions are expected or it is anticipated that interest rates will increase in the future. In addition, Municipal Bond Fund may invest 25% or more of the value of its total assets in such investments in order to take a temporary defensive position in response to adverse market, economic, political or other conditions.

    Each of Interim Fund and Municipal Bond Fund has also adopted the following investment restriction which, while there is no present intention to do so, may be changed without approval of the shareowners. Under this restriction each Fund may not:

    (a) Invest in investment companies, except in accordance with the restrictions imposed by the 1940 Act.

    If a percentage restriction is not violated at the time of investment or borrowing, a change in the value of the Fund's net assets or in the outstanding securities of an issuer will not result in a violation of the restriction.

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The preceding investment restrictions have been adopted by Interim Fund and
Municipal Bond Fund and may not be changed as to a Fund without the consent of the shareowners holding a majority of the Fund's shares. A majority of the shares, as used in this Statement of Additional Information, means the vote of
(i) 67% or more of the shares present and entitled to vote at a meeting, if the owners of more than 50% of the shares are present or represented by proxy, or
(ii) more than 50% of the shares, whichever is less.











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